Exhibit 99.1
LIBERTY GLOBAL TO PRESENT AT THE UBS GLOBAL TMT VIRTUAL CONFERENCE

Denver, Colorado – December 2, 2020

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the UBS Global TMT Virtual Conference on Monday, December 7, 2020 at 11:10 a.m. Eastern Time. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the Investor Relations section of our website for approximately 30 days.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is one of the world’s leading converged video, broadband and communications companies, with operations in seven European countries under the consumer brands Virgin Media, Telenet, UPC, the combined Sunrise UPC, as well as VodafoneZiggo, which is owned through a 50/50 joint venture. Our substantial scale and commitment to innovation enable us to invest in the infrastructure and digital platforms that empower our customers to make the most of the digital revolution.

Liberty Global delivers market-leading products through next-generation networks that connect customers subscribing to 50 million broadband, video, fixed and mobile telephony services across our brands. We also have significant investments in ITV, All3Media, ITI Neovision, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:                Corporate Communications:
Max Adkins +44 20 8483 6336            Molly Bruce +1 303 220 4202
Stefan Halters +44 20 8483 6211         Matt Beake +44 20 8483 6428